Exhibit 10.2

WAIVER

This WAIVER (this “Waiver”) is made effective as of September 12, 2023, by Lazydays Holdings, Inc., a Delaware corporation (the “Company”), and the holders (the “Holders”) of the Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) listed on the signature page hereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Certificate of Designation of Series A Convertible Preferred Stock of the Company, dated March 15, 2018 (the “Certificate of Designation”).

WHEREAS, the Company is contemplating an offering of rights to purchase shares of the Company’s Common Stock to holders of the Company’s Common Stock, Series A Preferred Stock and Pre-Funded Warrants, to be consummated no later than January 31, 2024 (the “Rights Offering”).

WHEREAS, pursuant to Section 8 of the Certificate of Designation, the Holders have certain anti-dilution protections, as described therein (the “Anti-Dilution Rights”).

WHEREAS, the Rights Offering may trigger the Anti-Dilution Right pursuant to Section 8 of the Certificate of Designation.

WHEREAS, pursuant to Section 13 of the Certificate of Designation, in the event that the Company authorizes the issuance of rights to purchase shares of Common Stock, the Company is required to give each holder of Series A Preferred Stock notice at least 20 business days prior to the applicable record date (the “Notice”).

WHEREAS, the Holders desire to (i) waive the Anti-Dilution Rights pursuant to Section 8 of the Certificate of Designation with respect to the Rights Offering, (ii) acknowledge that no other Anti-Dilution Rights pursuant to the Certificate of Designation are applicable to the Rights Offering and (iii) waive the Notice required pursuant to Section 13 of the Certificate of Designation with respect to the Rights Offering.

WHEREAS, the Holders represent 100% of the voting power of the outstanding shares of the Series A Preferred Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders agree as follows:

1.	Waivers.

(a)          The Holders hereby irrevocably waive the observance of and compliance with the Anti-Dilution Right provided in Section 8 of the Certificate of Designation in connection with the Rights Offering. For the avoidance of doubt, the Holders hereby acknowledge and confirm that no other Anti-Dilution Rights are applicable to the Rights Offering.

(b)          The Holders hereby irrevocably waive the observance and compliance with the Notice required pursuant to Section 13 of the Certificate of Designation with respect to the Rights Offering.

2.          No Modifications or Other Waivers. Except as and to the extent set forth in this Waiver, nothing in this Waiver shall be deemed to constitute a waiver by any party of compliance with respect to any other term, provision or condition of the Certificate of Designation or any other instrument or agreement referred to therein or a waiver of the Anti-Dilution Rights or Notice with respect to any transaction other than the Rights Offering. No amendment, modification, or supplement of any provisions of this Waiver shall be valid or effective unless made in writing and signed by all parties.

3.          Governing Law. The validity, interpretation and enforcement of this Waiver and any dispute arising out of or in connection with this Waiver, whether sounding in contract, tort or equity or otherwise, shall be governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law thereof.

4.          Counterparts. This Waiver may be executed in separate counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Waiver shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. For the avoidance of doubt, each party agrees that an electronic copy of this Waiver shall be considered and treated like an original, and that an electronic or digital signature shall be as valid as a handwritten signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)).

[Signature Pages Follow]

2

IN WITNESS WHEREOF, each of the undersigned has executed this Waiver effective as of the date first set forth above.

HOLDERS:

COLISEUM CAPITAL PARTNERS, L.P.
By Coliseum Capital, LLC, its general partner

By:	/s/ Christopher Shackelton
Name:	Christopher Shackelton
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A
By Coliseum Capital Management, LLC, Attorney-in-Fact

By:	/s/ Christopher Shackelton
Name:	Christopher Shackelton
Title:	Managing Partner

PARK WEST INVESTORS MASTER FUND, LIMITED
By Park West Asset Management LLC, its Investment Manager

By:	/s/ Grace Jimenez
Name:	Grace Jimenez
Title:	Chief Financial Officer

PARK WEST PARTNERS INTERNATIONAL, LIMITED
By Park West Asset Management LLC, its Investment Manager

By:	/s/ Grace Jimenez
Name:	Grace Jimenez
Title:	Chief Financial Officer

[Signature Page to Lazydays Holdings, Inc. Series A Preferred Stock Waiver]

Acknowledged and Agreed:

THE COMPANY:

LAZYDAYS HOLDINGS, INC

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	CFO

[Signature Page to Lazydays Holdings, Inc. Series A Preferred Stock Waiver]